UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 8, 2013

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance and Sale of Notes

On July 8, 2013, Hercules Offshore, Inc. (the “Company”) successfully completed the issuance and sale of $400,000,000 aggregate principal amount of 8.750% Senior Notes due 2021 (the “Notes”). The Company’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed (the “Guarantees”), on a senior unsecured basis, by each of the Company’s current and future domestic restricted subsidiaries (collectively, the “Guarantors,” and together with the Company, the “Issuers”) that incur or guarantee indebtedness under a credit facility, including the Company’s existing revolving credit facility.

The Notes and Guarantees were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Company received net proceeds from the Notes offering of approximately $393.0 million, after deducting the initial purchasers’ discount and estimated offering expenses. The Company is using the net proceeds, together with cash on hand (including the proceeds of approximately $104 million the Company expects to receive from the sales of its inland barge rigs, domestic liftboats and related assets), to fund its acquisitions of Discovery shares and the final payment of $333.9 million due for Discovery Triumph and Discovery Resilience.

The Notes and the Guarantees (collectively, the “Securities”) were issued pursuant to an indenture (the “Indenture”), dated July 8, 2013, by and between the Issuers and U.S. Bank National Association, as trustee (the “Trustee”). The Notes accrue interest from July 8, 2013 at a rate of 8.750% per year. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2014. The Notes mature on July 15, 2021.

The Company, at its option, may redeem all or part of the Notes, at any time prior to July 15, 2017, at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date. “Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note, and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at July 15, 2017 (104.375%) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note though July 15, 2017, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

On or after July 15, 2017, the Company may redeem all or part of the Notes at the redemption prices set forth below, together with accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning July 15 of the years indicated:

Year	Optional Redemption Price
2017	104.375%
2018	102.188%
2019 and thereafter	100.000%

At any time prior to July 15, 2016, the Company, at its option, may redeem up to 35% of the Notes with the net cash proceeds from one or more equity offerings at a redemption price equal to 108.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption, as long as:

•	at least 65.0% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after giving effect to any such redemption; and

•	the redemption occurs not more than 180 days after the date of the closing of the equity offering.

If the Company experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Company to purchase all or any portion of the Notes for a cash price equal to 101.0% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase. Upon an event of default under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all amounts owing under the Notes to be due and payable.

Certain affiliates of the initial purchasers of the Notes are lenders under the Company’s Credit Agreement (as defined below) and, accordingly, will receive a portion of the net proceeds from this offering.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference.

Amendment to Revolving Credit Facility

On July 8, 2013, the Company entered into an Amendment No. 2 to Credit Agreement among the Company, the Guarantors named therein, Deutsche Bank Securities Inc., as the arranger, Credit Suisse AG, Cayman Islands Branch and Goldman Sachs Lending Partners LLC, as the co-documentation agents, UBS Securities LLC, as the syndication agent, Deutsche Bank AG New York Branch, in its capacity as successor administrative agent, replacement issuing bank and successor collateral agent under the Credit Agreement (as defined below), and the lenders party hereto (the “Amendment”). The Amendments amends the Credit Agreement dated as of April 3, 2012, among the Company, the Guarantors named therein, the lenders party thereto, Deutsche Bank Trust Company Americas, as administrative agent, collateral agent and issuing bank, and the other agents party thereto (as amended by Amendment No. 1 to Credit Agreement dated May 11, 2012, the “Credit Agreement”). The Amendment increased the aggregate commitments under the Credit Agreement from $75 million to $150 million (subject to borrowing limitations imposed by the instruments governing certain of the Company’s other indebtedness, which limitations effectively cap borrowings under the Credit Agreement at $75.0 million until certain existing indebtedness is repaid or the restrictions in such instruments are modified) and increases the sublimit for the issuance of letters of credit from $25.0 million to $50.0 million. As of July 8, 2013, there were $1.1 million of letters of credit and no borrowings outstanding under the Credit Agreement. The Credit Agreement, as modified by the Amendment, includes procedures for increasing the commitments thereunder by adding additional financial institutions as lenders, or by allowing existing lenders to increase their commitment, subject to a maximum of $50.0 million for all such increases in commitments.

The Amendment also extended the maturity date of the revolving credit facility from April 3, 2017 to July 8, 2018 and reduced the pricing under the Credit Agreement. After giving effect to the Amendment, borrowings under the Credit Agreement bear interest, at the Company’s option, at either (i) the ABR (the highest of the administrative agent’s prime rate, the federal funds rate plus 0.5%, or the one-month eurodollar rate (as defined in the Credit Agreement) plus 1%), plus an applicable margin that ranges between 1.5% and 3.0%, depending on the Company’s leverage ratio, or (ii) the eurodollar rate plus an applicable margin that ranges between 2.5% and 4.0%, depending on the Company’s leverage ratio. After giving effect to the Amendment, the Company will pay a commitment fee of 0.50% per annum on the unused availability under the Credit Agreement. In connection with entering into the Amendment, the Company paid certain fees to the lenders party to the Amendment, and the Company paid certain arrangement and other fees to the arranger and agents of the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.3 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture dated as of July 8, 2013, by and among Hercules Offshore, Inc., the Guarantors named therein and U.S. Bank National Association as Trustee.

4.2	Form of 8.750% Senior Note due 2021 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

4.3	Amendment No. 2 to Credit Agreement dated as of July 8, 2013, among Hercules Offshore, Inc., the Guarantors named therein, the lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent, collateral agent and issuing bank, and the other agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: July 10, 2013	By:	/s/ Beau M. Thompson
Beau M. Thompson
General Counsel and Secretary

EXHIBIT INDEX

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture dated as of July 8, 2013, by and among Hercules Offshore, Inc., the Guarantors named therein and U.S. Bank National Association as Trustee.

4.2	Form of 8.750% Senior Note due 2021 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

4.3	Amendment No. 2 to Credit Agreement dated as of July 8, 2013, among Hercules Offshore, Inc., the Guarantors named therein, the lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent, collateral agent and issuing bank, and the other agents party thereto.